EXHIBIT 23.1






                       CONSENT OF INDEPENDENT ACCOUNTANTS







         We hereby consent to the use in this Registration Statement of our report, dated January 28, 1998, relating to the consolidated financial statements of Second National Financial Corporation and subsidiaries, and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                                     Yount, Hyde & Barbour, P.C.


Winchester, Virginia
June 19, 1998